UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) June 18, 2007

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)


   2802 Flintrock Trace, Suite 252, Austin, TX             78738
   -------------------------------------------          ----------
    (Address of principal executive offices)            (Zip Code)


                (512)371-4152 (Telephone) (512)263-5046 (Fax)
                 -------------------------------------------
                         (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under  the  Securities  Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2007, South Texas  Oil named Scott Zimmerman, the former President,
CEO, and Founder of Storm Cat Energy,  as  President.   Scott Zimmerman holds a
Bachelor of Science in Petroleum Engineering.

Mr. Zimmerman's professional experience includes an extensive background in the oil and gas industry including working at Huber Corporation for 20 years where he was instrumental in the sale of Huber's Fruitland Coal CBM field for $100 + MM in profit. In 2002 he was Vice-President of Operations and Engineering for Evergreen Resources and responsible for over 1,000+ producing wells and 800,000 prospective acres. Evergreen was acquired by Pioneer Resources for $2.1 billion in 2004.

Additionally, On June 18, 2007, South Texas Oil named Bill Zeltwanger as Vice-President. Mr. Zeltwanger has been extensively involved in the industry since 1973. He started his career in the oil and gas industry in south Texas. For the past 6 years he has been a partner in Leexus Oil and Gas which recently sold its assets to South Texas Oil Company for approximately $26 million. He has extensive knowledge of the field the Company is currently drilling in.

Mr. Zimmerman has never been a party to any transaction or series of transactions with the registrant involving an amount in excess of $60,000 and no such transaction is, or series of transactions are, currently proposed.

Mr. Zeltwanger was a party to a transaction with the registrant involving an Agreement and Plan of Merger between the registrant and Leexus Properties Corp. As one of the selling shareholders of Leexus Properties Corp., Mr. Zeltwanger received one million dollars ($1,000,000) in cash, 666,666 shares of restricted stock and is one third holder in a note issued by the company in the amount of $4,000,000 which is payable by applying up to 75% of the Historical Net Monthly Cash Flow amount derived from the Historical Net Monthly Production of the Assets acquired in the merger.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements.

             Not applicable.

     (b) Pro Forma Financial Information.

             Not applicable.

     (c) Exhibits

Exhibit Number      Description

None

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          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2007

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer